UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2026

Entera Bio Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2026, Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Purchasers”), including funds affiliated with BVF Partners L.P. (collectively, “BVF”), providing for the private placement (the “Private Placement”) to the Purchasers of an aggregate of 134,803,910 ordinary shares, par value NIS 0.0000769 per share, of the Company (the “Ordinary Shares”) (or, in lieu thereof, pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”)), for aggregate proceeds of approximately $275.0 million, representing a price of $2.04 per Ordinary Share. The transaction was priced at the market under the rules of the Nasdaq Stock Market (“Nasdaq”). The Private Placement closed on July 28, 2026 (the “Closing Date”), on which date the Company issued an aggregate of 122,961,215 Ordinary Shares and 11,842,695 Pre-Funded Warrants.

Certain Purchasers elected to receive a combination of Ordinary Shares and Pre-Funded Warrants in lieu of Ordinary Shares. The Pre-Funded Warrants may not be exercised if the aggregate number of Ordinary Shares beneficially owned by the holder thereof, together with its affiliates, would exceed either 4.99% or 9.99, at the option of the holder, immediately after exercise thereof, subject to increases not in excess of 19.99% at the option of the holder. Each Pre-Funded Warrant has an exercise price of NIS 0.0000769 per Ordinary Share, is immediately exercisable and may be exercised at any time and has no expiration date, and is subject to customary adjustments.

The Company intends to use the net proceeds from the Private Placement to support activities related to initiation of the Company’s phase 3 registrational study of EB613 in postmenopausal women with osteoporosis and for general working capital and corporate purposes.

Leerink Partners (“Leerink”) acted as lead placement agent for the Private Placement. Evercore ISI, Guggenheim Securities, Cantor Fitzgerald, LifeSci Capital, and Canaccord Genuity (collectively with Leerink, the “Placement Agents”) acted as co-placement agents for the Private Placement, and the Company has agreed to pay a customary cash placement fee to the Placement Agents.

Pursuant to the Purchase Agreement, effective as of the Closing Date, the Company has agreed to grant BVF the right to designate two directors to the Company’s board of directors (the “Board”) (each, a “BVF Designee”), subject to each BVF Designee’s satisfaction of all applicable requirements regarding service as a director under applicable law and Nasdaq rules and such other criteria and qualifications applicable to all directors of the Company. If BVF ceases to beneficially own at least 75.0% of the total securities (comprising the Ordinary Shares and the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants) acquired by BVF in the Private Placement, then BVF’s designation right will be reduced to one BVF Designee; and if such ownership falls below 50.0% of such securities, or if BVF’s beneficial ownership falls below 10.0% of the Company’s issued and outstanding Ordinary Shares, then BVF’s designation right will terminate in full. In each such case, at the Board’s written request, the applicable BVF Designee or BVF Designees will be required to resign from the Board, effective as of the 30th day following such request. For so long as BVF has the right to designate at least one BVF Designee, one BVF Designee is expected to serve on the Nominating and Governance Committee of the Board, subject to applicable independence and other eligibility requirements.

In addition, the Company has agreed to use its commercially reasonable efforts, in reasonable consultation with each BVF Designee then serving, to identify and either appoint or put forth for election two additional independent members of the Board (each, a “New Independent Director”), anticipated to occur at or prior to the Company’s 2027 annual general meeting and, subject to the qualification of such directors, no later than 18 months following the Closing Date.

Additionally, each Purchaser has agreed to vote all Ordinary Shares beneficially held by it in favor of certain proposals relating to the increase in the number of shares issuable under the Company’s 2018 Equity Incentive Plan and the issuance of equity grants to the Company’s executive officers intended to restore such person’s post-Private Placement beneficial ownership of the Company to their respective ownership percentages immediately prior to the Closing Date (the “Supported Proposals”). The Company expects to seek shareholder approval of the Supported Proposals at a special meeting of shareholders anticipated to be held in the fourth quarter of 2026 and, in any event, no later than 12 months following the Closing Date.

The securities issued to the Purchasers under the Purchase Agreement were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers, including that each Purchaser is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act.

The sale of the securities pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or a solicitation of an offer to buy the securities described herein or therein.

On the Closing Date, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission no later than 30 days following the Closing Date, to register the resale of the Ordinary Shares and the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. The Company has agreed to use its reasonable best efforts to have such registration statement declared effective as promptly as possible after the filing thereof. Holders of Pre-Funded Warrants may exercise such warrants on a cashless basis at such time as there is no effective registration statement with respect to the resale of the Ordinary Shares issuable upon exercise thereof.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the BVF Designees and the New Independent Directors is incorporated by reference into this Item 5.02.

Pursuant the Purchase Agreement, the Company has agreed that prior to or at such a time as a New Independent Director is appointed to the Board, as part of an orderly succession plan and otherwise in accordance with good governance practices, a current independent director will resign from the Board. Each of Haya Taitel and Yonatan Malca has communicated to the Board that he or she will either resign from the Board or not stand for reelection to the Board, in either case, effective upon the date that a corresponding New Independent Director is appointed or elected to the Board. The decision of each of Haya Taitel and Yonatan Malca to either resign or not stand for reelection did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of July 26, 2026, by and between Entera Bio Ltd. and the purchasers party thereto.
10.2	Form of Pre-Funded Warrant.
10.3	Registration Rights Agreement, dated as of July 28, 2026, by and among Entera Bio Ltd. and the purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: July 28, 2026	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer